                                                                   Exhibit 10.54

                                              *CONFIDENTIAL TREATMENT REQUESTED.
                          CONFIDENTIAL PORTION HAS BEEN FILED SEPARTELY WITH THE
                                             SECURITIES AND EXCHANGE COMMISSION.


                              AMENDED AND RESTATED

                            MASTER SERVICE AGREEMENT

This Amended and Restated Master Service Agreement (the "Agreement") Number 4902S80037-001 is entered into between Equinix, Inc. ("Equinix") and the Customer named below ("Customer" or "IBM") and is effective as of May 1, 2002 ("Effective Date"). This Agreement supersedes and replaces the agreement dated May 1, 2000 in its entirety and includes the following Attachments:

Attachment 1      Recurring Fees and Installation Charges
Attachment 2      Internet Business Exchange Center Policies
Attachment 3      Equinix IBX Facilities
Attachment 4      Financial Compliance Certificate
Attachment 5      IBX Building Guidelines
Attachment 6      IBX Flex Rules

In the event of any conflict in these documents, the order of precedence will be
(i) this Agreement; (ii) the Attachments and (iii) the Sales Orders. Capitalized terms used but not defined elsewhere in the body of this Agreement will have the meaning given to such terms in the Policies if defined therein.

                  1.  License Terms and Responsibilities of the Parties.

                  (a) Upon payment of the applicable fees and subject to the terms and conditions herein, Equinix grants Customer a license ("License") for exclusive use of the cage areas and/or cabinets or rack spaces (hereinafter "Space" or "Licensed Spaces") of the IBX Facility (as defined below) identified in any Sales Order separately signed by Equinix and Customer on or after the Effective Date, for the purpose of installing, operating, maintaining, altering and repairing ("Using") hardware and software which is located in the Space and does not belong to Equinix ("Equipment"). At no additional charge, Equinix will provide the Core Services, each of which are described in the Attachment 2 -Internet Business Exchange Center Policies and some of which are more fully described in Attachment 3. Equinix has the right at any time to add Core Services or, upon advance written notice to Customer, to modify any Core Services to the extent that such modifications do not materially adversely affect Customer's operations at the IBX Centers. Additional Services (as defined in the Polices and some of which are more fully described in Attachment 3) are not included in the charges for Space, and Customer is fully responsible for separately paying for all Additional Services Customer requests and receives. All payment and financial terms for Additional Services will be governed by this Agreement, including the Sales Orders and Online/Phone Orders (defined below in
Section 1(d)) between the Customer and Equinix. The set-up and licensing of the Licensed Spaces, the Core Services and any Additional Services provided to Customer hereunder shall be collectively referred to herein as the "Service". If Equinix and Customer sign any Sales Orders after the Effective Date, the Space identified in that Sales Order will become part of the "Space" for all purposes under this Agreement. In addition, as may from time to time be requested by Customer, Equinix shall exercise commercially reasonable efforts to provide onsite or offsite workstations with telephone and internet connections and onsite or offsite warehouse storage space, in each case at rates as may be agreed upon from time to time. Under this Agreement, "IBX Facility" means each of the Internet Business Exchange Facilities located at an address specified in each Sales Order Form between Equinix and Customer within the contiguous forty-eight states of the United States. Equinix represents and warrants that each IBX Facility constructed as of the Effective Date meets the design and construction specifications set forth in Attachment 5 hereto.

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                  (b) Equinix has adopted policies that apply to all users of the IBX Facility (including all shipping and receiving procedures, "Policies"). The Policies in effect as of the Effective Date are attached to this Agreement as Attachment 2. It is understood by the Customer that multiple customers of Equinix may be located at any particular IBX Facility and the Policies are intended to facilitate and promote the orderly and efficient usage of the IBX Facilities for the benefit, safety and protection of all customers and Equinix shall be entitled to make reasonable changes to the Policies from time to time in that context; provided, however, that (i) without the consent of Customer, Equinix shall not make changes in the Policies that unreasonably interfere with or hinder Customer's Use of the Space under the terms of this Agreement, and
(ii) no change in the Policies shall be binding upon Customer until Equinix has notified Customer thereof. Equinix and Customer agrees to comply with the Policies in effect from time to time, and Equinix agrees to enforce the Policies in a non-discriminatory manner against all customers. With respect to Customer's use of IBX Flex Space, the parties also agree to abide by the IBX Flex Rules set forth in Attachment 6.

                  (c) Customer acknowledges that the License is only to use the Space, and that Customer has not been granted any real property or other interests in the Space, the premises or the Building.

                  (d) Under the terms and conditions set forth herein, Equinix grants Customer access to its customer care website ("Customer Care Website") located on the Internet at eccs.equinix.com or any other domain name Equinix may determine from time to time at its sole discretion. Notwithstanding anything in
Section 1(b) to the contrary, Equinix may reasonably modify the functionality of the Customer Care Website upon providing Customer with 30 days advance written notice of such changes, and if Equinix develops Customer Care Website Usage Policies, Customer must comply with commercially reasonable Customer Care Website Usage Policies. Notwithstanding the above, Equinix may add services from time to time to the Customer Care Website as it deems appropriate without notice. The Customer Care Website is secured and only Equinix, Equinix's customers and those authorized by Equinix's customers to act on such customers' behalf are authorized to access the Customer Care Website. Equinix will provide Customer with an account and password for use of the Customer Care Website (e.g. to place orders for Services, which are referred to in this Agreement as "Online Orders", to the extent permitted by Equinix) and to place orders for Services via the telephone to the extent permitted by Equinix ("Phone Orders") (Online Orders and Phone Orders will collectively be referred to as "Online/Phone Orders"). Customer is responsible for maintaining the confidentiality of its account and password and for restricting and granting access thereto. Notwithstanding anything in this Agreement to the contrary, Customer is responsible and liable for all activities that occur under Customer's account (including all payments owed for any Online/Phone Orders that are placed under Customer's account), regardless of whether such activities are conducted by Customer, a Sublicensee or any other third party, and regardless of whether such Orders are authorized by Customer. Equinix has no obligation to verify that anyone using Customer's account and password has Customer's authorization. Notwithstanding anything in this Agreement to the contrary, upon notification from Customer of unauthorized use of Customer's account, Equinix shall use commercially reasonable efforts to stop or abate the unauthorized use reported by Customer and limit Customer's costs resulting from the reported unauthorized use.

                  (e) Equinix Responsibilities

                        1) The IBX Facility will be open for Customer access twenty-four (24) hours a day, seven (7) days a week, except in the event of an emergency. Equinix will allow Customer access to the IBX Facility at all times, and Customer shall have the non-exclusive right to access the common space as described below.

                        2) Equinix will make any Cross-Connect requested by Customer and approved by the other customer to which the Cross-Connect is made within twenty-four (24) hours of such request or such longer period as is necessary and as may be consented to by Customer, such consent not to be unreasonably withheld. Customer will be charged for the Cross-Connect at the agreed upon rates specified in Attachment 1 (subject to the limitations set forth therein), subject to Section 7.

                        3) Equinix shall not in any way be responsible for connections between items of Customer's Equipment, including between Customer's POD Equipment and Customer's other Equipment.

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                        4) In the event of an emergency, the Equinix Sales
Director or Equinix Implementation Manager for the IBM account will phone both the IBM Project Manager and the IBM Operations Director, unless otherwise agreed to by the parties in writing.

                        5) Equinix will provide the same or similar access to the parking lots, restrooms, work areas and any other common spaces in the IBX Facility as Equinix provides any other customers.

                        6) Equinix will not interfere with, touch, maintain, use, upgrade, repair or operate Customer's Equipment, except in an emergency or unless authorized by Customer's use of the "Smart Hands" service. Equinix will not allow third parties other than those acting on Equinix's behalf to enter Customer's Space.

         2. Use of Space by Others.

         Customer may allow other parties who obtain services from Customer to use the Space in the same manner as Customer (e.g., by sub-licensing the Space to others), subject to all of the terms and conditions in this Agreement and in the Policies. Notwithstanding that Customer may allow others to use the Space as provided, Customer shall remain fully responsible to Equinix for performance of all Customer's obligations under this Agreement. Aside from the foregoing, Customer may not sublicense the Space or otherwise allow customers to use it.

         3. Insurance; Indemnity.

               (a) Neither Equinix nor Customer shall have any obligation to insure any property belonging to or in the possession of the other.

               (b) Each party shall defend, indemnify and hold each other harmless against all third-party claims for liability, loss, damages, and expenses (including reasonable attorneys' fees and legal costs) resulting from bodily injury to or death of any person, or loss of or damage to real or tangible personal property for which the party from whom indemnity is sought is legally liable.

         4. Non-Interruption of Service.

               (a) Equinix shall use its best efforts to minimize errors and interruptions in the Service.

               (b) Equinix shall not intentionally interrupt (or take any action that is likely to interrupt) the Service without providing at least thirty (30) days prior written notice and obtaining Customer's prior written consent. Notwithstanding the foregoing, Customer acknowledges that, under emergency circumstances, Equinix may be precluded from providing such notice or obtaining such consent or may provide less than thirty (30) days prior notice.

               (c) Service Levels

                   (i) Equinix acknowledges that Customer will be damaged by any interruption of Core Services in Customer's Space which causes any Customer Equipment to not be operable or causes any Customer Equipment to be recycled, and which, as a consequence prevents Customer from providing services to itself or third parties (an "Outage"). Equinix will provide Customer with SLA Credits for the Outages described below for the portion of Customer's Space at the relevant IBX Facility where the interruption of a Core Service actually occurs ("Affected Space"). The length of an Outage shall be measured by the length of the interruption only, and shall not be measured by the length of time required for Customer to render its Equipment operational.

                   (ii) Customer will deploy certain Equipment which is necessary to the functioning of other Equipment ("Critical Equipment"). Customer will identify Critical Equipment in a schedule to each Sales Order. Customer will connect all Critical Equipment to redundant power supplies.

                   (iii) SLA Credits

                                     Page 3

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                        a. For an Outage of one hour or less, Customer will
receive an amount equal to [*] of the Space charges for the Affected Space for the [*] period immediately prior to the Outage.

                        b. For an Outage of more than one hour or more but less than four hours, Customer will receive an amount equal to [*] of the Space charges for the Affected Space for the [*] period immediately prior to the Outage.

                        c. For an Outage of four hours or more but less than eight hours, Customer will receive an amount equal to [*] of the Space charges for the Affected Space for the [*] period immediately prior to the Outage.

                        d. For an Outage of eight hours or more up to twenty-four hours, Customer will receive an amount equal to [*] of the Space charges for the Affected Space for the [*] period immediately prior to the Outage.

                        e. For an Outage of more than 24 hours, Customer will receive an amount equal to [*] of the Space charges for the Affected Space for the [*] period immediately prior to the Outage plus Customer's actual damages for period after 24 hours.

                   (iv) Recurring Outages

                        a. If there are more than three Outages in the same IBX Facility in any calendar month, Equinix shall [*].

                        b. If there are more than 6 Outages in the same IBX Facility any calendar year, Equinix shall pay Customer [*].

                   (v) The penalties set forth in Sections 4(c)(iii) and 4(c)(iv) are Customer's sole and exclusive remedy for Outages.

                d) Equinix acknowledges and agrees that any material breach (or attempt or threat of a material breach) by Equinix of any of the terms of this Agreement that may or does interfere with Equinix's delivery of Service to Customer (including any failure to ensure continuity of Service subsequent to any termination of this Agreement) will cause irreparable injury to Customer for which an adequate remedy at law will not be available. In such a circumstance, Customer may proceed directly to court. Equinix therefore agrees that without any additional findings of irreparable injury or other conditions to injunctive relief (unless the court requires posting of a bond or similar security), it shall not oppose the entry of an injunction, restraining order, order compelling specific performance of such terms, or other equitable relief from any court or regulatory authority of competent jurisdiction compelling performance by Equinix and restraining it from committing any further breaches (or attempted or threatened breaches).

                (e) Equinix shall not deny, withdraw, or restrict Equinix's provision of the Service to Customer under this Agreement, except as specifically and expressly agreed in writing by Equinix and Customer.

                (f) Pending the resolution of any dispute or controversy arising under this Agreement (including any dispute regarding the basis for termination of this Agreement), whether by settlement or final judgment, Equinix shall continue to perform its obligations under this Agreement, and shall not discontinue, disconnect, or in any other fashion cease to provide, lower the quality of, or provide reduced levels of support for, all or any portion of the Service unless directed to do so by Customer.

                (g) Equinix acknowledges and agrees that, notwithstanding any other provision of this Agreement or any other agreement, or any set of circumstances (including Customer's or Equinix's breach) leading to termination of this Agreement, Customer shall not be left without the Service or suffer reduced levels of Service quality or support unless and until Equinix has complied in all material respects with the terms and requirements of Section 5.

______________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     Page 4

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                (h) Equinix shall not deny, restrict or withdraw the Service or any portion of it when any payment is past due. If any payments totaling more than [*] are more than 90 days past due (excluding amounts for which there is a Billing Dispute (as defined below in Section 4(i)), Equinix may (i) terminate this Agreement (subject to Section 5) by notice to the Customer and/or require reasonable security from Customer for any unpaid and undisputed amounts and any amounts expected to be incurred during the Transition Period, which security may, by agreement of the parties, take the form of a deposit, payment in escrow, standby letter of credit or other agreeable form of security, (ii) deny the provision of Additional Services, (iii) terminate Customer's right of first offer for additional Space at any or all IBX Facilities under existing Sales Orders and (iv) take any other actions (including instituting legal action) as Equinix may be entitled to, other than restricting or withdrawing the Service or any portion thereof prior to the end of the Term. The intent of the parties with respect to clause (ii) of this Section 4(h) is that the Equinix may (A) refuse to enter into new Sales Orders, (B) refuse to make any new Cross-Connect under any existing Sales Order, (C) refuse to provide "Smart Hands" service under any existing Sales Order, (D) refuse to make available any additional minimum increments of Space specified in an existing Sales Order and not yet occupied by Customer and (E) refuse to install additional cabinets under any existing Sales Order.

                (i) A "Billing Dispute" shall mean a reasonable dispute by Customer regarding an amount charged by Equinix and explained to Equinix in writing no later than the stated due date of such amount if Customer withholds payment due to such dispute. In the event of a Billing Dispute, the parties shall work diligently and in good faith to resolve such Billing Dispute.

         5.  Transition Assistance.

                (a) Equinix recognizes (i) that the Service is vital to Customer and must be continued without interruption, and (ii) that upon termination or expiration of this Agreement a successor vendor may be retained to provide such Service (or Customer may elect to provide the Service itself). As part of the Service, Equinix shall therefore provide to Customer or Customer's designee the Transition Assistance Service described in this Section 5 during the Transition Period on a continuous basis. The "Transition Period" shall commence as provided in Section 6(a) or, if earlier, upon the receipt of written notice of termination of this Agreement by either party (whether pursuant to Section 6(a) or otherwise) and shall continue for the lesser of (a) six (6) months following such notice or (b) such time as is necessary for Customer to complete its transition of the Service to Customer or Customer's designees, consistent with Customer's reasonable business requirements. Customer agrees to act in an expeditious manner during the Transition Period to terminate the Service provided by Equinix hereunder. Throughout the Transition Period, Equinix agrees to maintain at least the level and quality of Service in effect during the 90 days preceding the Transition Period, to perform the Transition Assistance Service with the same degree of accuracy, quality, completeness, timeliness, responsiveness, and cost-effectiveness as it was required to provide the same or similar Service during the 90 days preceding the Transition Period, and to cooperate in an orderly and efficient transition to a successor vendor. The parties acknowledge and agree that the overriding principle of the transition to a successor vendor shall be maintenance of the continuity of Service and customer satisfaction. Customer may present a business plan to Equinix specifically designed to achieve this and Equinix agrees to assist with and provide guidance with respect to such business plan; and Equinix agrees to provide all Service reasonably required by Customer to achieve the preceding principle and a seamless transition of the Service to a successor vendor. Equinix's Transition Assistance Services shall not extend beyond the Service or activities in which Equinix has customarily engaged. Equinix's obligation to provide Transition Assistance Service shall not be unduly disruptive of Equinix's other operations. Customer shall provide Equinix reasonable prior notice of the Transition Assistance Service to be provided hereunder. The obligation of Customer to pay fees hereunder shall continue during the Transition Period, and for Additional Services, Equinix shall be entitled to additional reasonable compensation.

                (b) Equinix agrees to furnish Transition Assistance Service on the terms and conditions contained herein. Equinix shall provide Transition Assistance Service to Customer or its designee pursuant to this Section 5 regardless of the reason for the termination of this Agreement; provided that if Equinix properly terminates this Agreement for Customer's failure to pay amounts that are not reasonably disputed, Customer shall pay monthly in advance for Transition Assistance Service to be provided or performed. To the extent Customer requests Equinix to provide a portion (but not all) of the Service included in a particular charge during the Transition Period, the amount to be paid by Customer will be equitably adjusted in proportion to such portion.

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               (c) Equinix acknowledges that, in the event of any material breaches (or attempts or threat of a material breach) with respect to its obligation to provide Customer Transition Assistance Service as described in this Section 5, Customer will sustain irreparable harm for which an adequate remedy at law will not be available. In such a circumstance, Customer may proceed directly to court. Equinix agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an injunction, restraining order, order compelling specific performance, or other equitable relief from any court or regulatory authority of competent jurisdiction compelling performance by Equinix and restraining it from committing any further breaches (or attempted or threatened breaches).

               (d) Even if not specifically described in this Section 5, Equinix agrees to provide to Customer such Transition Assistance Service and related Service, functions, responsibilities, and other work as are reasonably necessary to ensure an seamless transition of the Service back to Customer or Customer's designee. If any Service, functions, responsibilities, licenses, or other components of work not specifically described herein are an inherent or necessary part of a seamless transition of the Service or are reasonably required for proper migration of the Service to Customer or Customer's designee, such functions, responsibilities, and other components of work shall be deemed to be included within the Transition Assistance Service as if specifically described herein.

          6. Term of Agreement, Termination, and Renewal.

               (a) This Agreement shall have a term commencing on the Effective Date and continue until the end of the Transition Period (the "Term"). Unless earlier terminated as herein provided, the Transition Period shall commence seventy-eight (78) months after the Effective Date; provided, however, that following the initial twenty four (24) months of the Term (April 30, 2004), Customer may terminate this Agreement if a "Designated Representative" of Customer sends written notice to that effect to a "Designated Representative" of Equinix. In such event, the Transition Period shall commence sixty (60) days after the date of receipt by Equinix of such notice, and Customer shall have the right, for a period of ten (10) days after such date, to withdraw such notice by written notice from a Designated Representative of Customer to a Designated Representative of Equinix. For Customer, "Designated Representative" shall mean the Equinix Project Executive, and for Equinix, "Designated Representative" shall mean the Chief Financial Officer.

               (b) Subject to Sections 4 and 5, if either party is in material breach of this Agreement, the other party may terminate (at its discretion) this Agreement as to any or all Space (including all Services associated with that Space) upon thirty (30) days' prior written notice to the breaching party provided that such breach is not cured within such period. Subject to Sections 4 and 5, as to any material breach of the Policies which by its nature cannot be cured, Equinix may at its discretion terminate this Agreement as to any or all Space (including all Services associated with that Space) then covered by Customer's License hereunder, if such material breach recurs within the period of twelve (12) months following written notice from Equinix to Customer of the initial material breach, provided that Equinix terminates this Agreement within ten (10) business days of actual knowledge of such recurrence. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, except as expressly and unambiguously limited in this Agreement, all other remedies will remain available to the non-breaching party.

               (c) If during the Term Equinix relocates an IBX Facility used by Customer (other than as a result of matters described in Section 6(e)), Equinix will: (1) provide Customer with Space, Services and support in the new location that are reasonably equivalent to the Space, Services and support provided in the previous location; (2) provide such new Space in a location within the same proximity of the existing Space (i.e., within a 30 mile radius); and (3) reimburse Customer for any reasonable one time or ongoing expenses incurred as a result of the relocation; and if the relocation impacts Customer's ability to meet any of its commitments and service levels (including any credit payments as a result) to its customers, reimburse Customer for such credit payments. Customer shall make commercially reasonable efforts to minimize such expenses and credit payments.

               (d) Upon the end of the Transition Period with respect to any particular Space, the License and all other rights of Customer with respect to that Space, and the right to receive Services associated with that Space, shall terminate, and Customer agrees to remove the Equipment, and any other property belonging to the Customer no later than fifteen (15) days following the end of the Transition Period; provided that Customer shall pay the fees payable hereunder for such fifteen (15) day period.

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Equinix shall provide Customer with reasonable access to the Space in order to remove the Equipment and all such other property and shall perform the Transition Assistance Service as described in Section 5 during the Transition Period. If Customer fails to remove the Equipment and all such other property no later than fifteen (15) days following the end of the Transition Period, Equinix shall be entitled to remove the Equipment and all such other property from the Space and store it at Customer's expense at an off-site location.

               (e) If any IBX Facility becomes the subject of a condemnation action by any authority or person that has such power, either party shall have the right to immediately terminate or abate this Agreement, subject in all cases to Section 5. Equinix will notify Customer of the initiation of any termination or possession action when Equinix receives such notice. Equinix agrees to exercise commercially reasonable efforts to resist any such action and to delay the effective date of any such condemnation to a date after the completion of the applicable Transition Period.

          7. Price and Payment Terms.

               (a) Customer shall pay Equinix the agreed upon recurring charge (hereinafter "Recurring Charges") and other charges (including fees for "Smart Hands" service) set forth in each Sales Order signed by the parties. Customer's obligation to pay Recurring Charges shall commence for any Sales Order signed by the parties on the Install Date specified on that Sales Order. Customer shall also pay the agreed upon nonrecurring charges (hereinafter "Nonrecurring Charges"). The agreed upon Recurring Charges, Nonrecurring Charges and fees for "Smart Hands" service are specified in Attachment 1 (subject to the limitations set forth therein). The prices applicable to any Sales Order signed by the parties shall remain in effect for the first two years after the Effective Date. Thereafter, prices shall be subject to change as described in this Section 7. The calculation of fees and billing is further described in Attachment 1.

               (b) Subject to [*] review, Equinix shall calculate and apply an adjustment based on economic changes ("Inflation Adjustment") to the Recurring Charges and Nonrecurring Charges, beginning twenty-four (24) months after the Effective Date. The Inflation Adjustment will be payable on a prospective basis on the Recurring Charges and Nonrecurring Charges. Equinix and Customer agree to use the greater of [*]. In the event the [*] or substantially changes its content and format, Equinix and Customer will substitute another comparable index published at least annually by a mutually agreeable source. The Inflation Adjustment shall be determined in the following manner:

               (i) for the third year beginning after the Effective Date, the Inflation Adjustment shall equal the greater [*];

               (ii) for the fourth year beginning after the Effective Date, the Inflation Adjustment shall equal [the greater of [*] : and

               (iii) for each succeeding year beginning after the Effective Date, the Inflation Adjustment shall be determined in a manner analogous to clause (ii).

               (c) Payment of all Recurring Charges, Nonrecurring Charges or other fees or charges due Equinix shall be due thirty (30) days after receipt by Customer of an invoice therefor. All payments will be made in U.S. dollars.

               (d) Customer shall be responsible for all taxes, governmental fees, and third-party charges related to the ownership and operation of the Equipment and the activities of Customer at each IBX Facility where Space is located. Each party shall be responsible for: (i) any personal property or use taxes on equipment or property it owns or leases (as lessee or sub-lessee), except where Customer leases equipment or property from Equinix, in which case Equinix shall be responsible for personal property or use taxes thereon; (ii) franchise and privilege taxes on its business; and (iii) taxes based on its net income or gross receipts.


____________________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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               (e) Equinix represents and warrants that the fees and prices charged under this Agreement for Colocation Services, Connectivity Services and Additional Power Services (all as referred to in Attachment 1) shall not [*].

          One time during the first two years after the Effective Date and at Customer's written request, Equinix shall commence a review of [*] Colocation Services, Connectivity Services and Additional Power Services (all as referred to in Attachment 1) under this Agreement which will be performed by an independent third party experienced in such matters selected by Equinix and reasonably acceptable to Customer (the "Reviewer"). [*] review shall [*] (ii) be consistent with industry benchmarking standards for contract normalization and
(iii) incorporate a methodology by which the differences in geographic location and any other relevant factors which may be unique to the terms and conditions of this Agreement are included. Upon conclusion of the [*] review, the Reviewer shall present a written report of its findings to the parties. This report shall [*]. If the Reviewer determines that the [*] as of the anniversary of the Effective Date in the case of an annual [*] review or as of the date of Customer's [*] review requested by Customer [*].

          The Reviewer shall be engaged by Customer and Equinix jointly but the fees and expenses of the Reviewer shall be shared equally by Customer and Equinix.

          For purposes of [*] fees and prices for Colocation Services, Connectivity Services and Additional Power Services (all as referred to in Attachment 1) charged to Customer under this Agreement [*] such fees and prices charged to [*], such fees and prices shall be [*] on a "per cabinet" basis, and Customer shall be deemed to have a number of cabinets equal to the square footage of the Space divided by 20 square feet per cabinet, regardless of how many cabinets are actually located in the Space.

          8. "Smart Hands" Service. Should Customer choose to use the "Smart Hands" service offered by Equinix, Customer agrees to pay the agreed upon fees, subject to adjustment as set forth in Section 7. Equinix reserves the right to require that the Customer sign an additional agreement (to be mutually agreed to) relating to such service. The only obligation of Equinix with respect to its "Smart Hands" service shall be to carry out the express instructions of Customer. Equinix reserves the right to require that instructions be given in additional detail and/or in writing (which may be by electronic mail). In the event that Equinix fails to correctly carry out the express instructions of Customer, the sole remedy shall be, at the option of Equinix, to not charge Customer for the service not correctly performed or to correct the work.

          9. Warranty Disclaimer and Limitation of Liability.

               (a) All Service performed by Equinix for Customer will be performed in a workmanlike manner in accordance with industry standards and practices applicable to the performance of such Service.

               (b) Except for the cross-indemnity referred to in Section 3(b) above, Equinix's and Customer's entire liability for damages under this Agreement, regardless of the basis on which Equinix or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), will be limited in the aggregate for all claims and causes of actions to an amount equal to the greater of (i),[*] and (ii) the amount actually paid by Customer to Equinix for the Service provided under this Agreement during the [*] the occurrence of any claim or cause of action under this Agreement. In applying the foregoing limitation, all amounts previously paid by either party in respect of all claims and causes of action under this Agreement shall be counted against the limitation; provided, however, that credits received by Customer under Section 4(c) shall not be so counted.

               (c) The limitation of liability in subsection 9(b) above does not apply to Customer's failure to pay any amounts owing to Equinix under this Agreement for the Service.

               (d) In no event will Equinix, Customer, or their respective affiliates, employees, officers, and directors have any liability under this Agreement, regardless of the basis on which Equinix or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for any special, incidental, punitive, or indirect damages, or for any economic consequential


______________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

damages (including lost profits or savings), even if foreseeable or even if Customer or Equinix has been advised of the possibility of such damages; provided that this subsection (d) (indirect damages) does not apply to Customer's failure to pay any amounts owing to Equinix under this Agreement for the Service.

               (e) In no event will Equinix, its affiliates, or their respective employees, officers, and directors have any liability for any damages if and to the extent caused by Customer's, its affiliates', or their respective employees', officers', or directors' failure to perform Customer's obligations under this Agreement, nor will Customer, its affiliates, or their respective employees, officers, and directors have any liability for any damages if and to the extent caused by Equinix's, its affiliates', or their respective employees', officers', or directors' failure to perform Equinix obligations under this Agreement.

               (f) Subject to Section 13(d), Equinix will defend, indemnify, and hold Customer harmless against all losses, liabilities, damages, and claims (including taxes), and all related costs and expenses (including any and all reasonable attorneys' fees and reasonable costs of investigation, settlement, judgment, interest and penalties) resulting from third party claims that arise, or are alleged to have arisen, out of acts or omissions of Equinix or breach by Equinix of any term of this Agreement, provided, however, in its contracts with such third parties, Customer has reasonably limited its liability to such third parties, for example, by excluding any liability for any loss of interest, profit or revenue or for any consequential, indirect, incidental, special, punitive or exemplary damages; and further provided, however that the foregoing indemnification obligation of Equinix shall not apply with respect to an Outage except in the situations specified in Section 4(c)(iv).

          10. Publicity and Confidentiality.

               (a) Any exchange of confidential information between the parties shall be governed by the parties' Agreement for the Exchange of Confidential Information ("AECI") dated March 10, 2000. The terms and conditions of this Agreement, and the identities of any of Customer's customers or prospects, shall be deemed to be Confidential Information under the AECI.

               (b) Neither party shall make any public announcement or other public disclosure regarding the existence of this Agreement without the consent and prior written approval by the other of the text of such announcement or disclosure, which consent and approval shall not be unreasonably withheld.

               (c) Either party may include the other's name, and a factual description of the work performed under this Agreement: (1) on employee bulletin boards; (2) in its list of references; (3) in the experience section of proposals; (4) in internal documents; and (5) in its annual report to stockholders.

               (d) Each party shall not solicit the other party's Prospects directly to provide services. In addition to any damages to which either party may otherwise be entitled upon a breach this Section 10(d), the breaching party shall pay the other twenty percent (20%) of any revenues it receives that directly flow from the Prospect's license of Space in any IBX Facility (i.e., which are attributable to the IBX Facility services Equinix would normally provide its customers) during the first twelve (12) months following such solicitation, in order to compensate Customer or Equinix, as the case may be, for sales and other efforts in connection with such Prospect. For purposes of this Section, a "Prospect" is any person as to which Equinix or Customer, as the case may be, notifies the other party in writing that such person is a "Prospect" and such person has either (i) executed a binding letter of intent with Equinix or Customer, as the case may be, with respect to services offered at an IBX Facility or has entered into substantive contractual negotiations with respect thereto or (ii) visited any IBX Facility at the invitation of Equinix or Customer, as the case may be.

          11. Environmental

               a) Equinix represents and warrants that during the Term the IBX Facility will not contain any unsafe condition or any substance or material classified or considered hazardous or toxic under applicable law ("Hazardous Materials") that, in either case, is in violation of applicable law. Customer represents and warrants that during the Term Customer will not permit or suffer to exist any unsafe condition in its Space or introduce any Hazardous Materials that, in either case, is in violation of applicable law. If either party becomes aware of the existence of any unsafe condition or Hazardous Materials at an IBX Facility that is in violation of applicable law, such party will promptly provide the other with written notice specifying the nature and location of such unsafe condition or Hazardous Materials.

                   b) Equinix will ensure that the Space provides a safe working environment, including complying with any applicable laws.

                   c) Equinix will remedy any violation of law with respect to any unsafe condition or the presence of Hazardous Materials not caused by Customer. The investigation, detection, abatement, and remediation of any unsafe condition or Hazardous Materials not caused by Customer will be the responsibility of Equinix. Customer will remedy any violation of law with respect to any unsafe condition or the presence of Hazardous Materials caused by Customer. The investigation, detection, abatement, and remediation of any unsafe condition or Hazardous Materials caused by Customer will be the responsibility of Customer.

          12. [*]

              a.   [*]

          Equinix will provide Customer access to [*] enable Customer [*] (a) the charges (including any credits payable in accordance with Section 4(c)); (b) compliance by Equinix with the security requirements set forth in the Policies (which audits may be made for the purpose of compliance with regulatory requirements); and (c) compliance by Equinix with Section 7(e) hereof. Such [*] will (i) only apply to the previous twelve months' activities; (ii) be conducted upon reasonable prior notice (except in the case of physical security [*]; and (iii) not unreasonably interfere with Equinix's operations. In carrying out such [*], Customer and its [*] will not have access to Equinix's confidential information (except as required to carry out the purpose of any [*] as provided in the first sentence of this Section 12) or other customer confidential information or to the terms of Equinix's agreements with other customers. Except as set forth below, Customer shall be responsible for the cost of such [*].

          [*] demonstrates that Equinix's invoices for the Services for the [*] were not correct, Equinix will promptly [*]. [*] demonstrates that Equinix has not complied with Section 7(e) [*], Equinix will [*]. In both of the preceding cases, if the amount of the [*] of the amount charged by Equinix (prior to correction), Equinix will [*].

              b.   [*]

          Within ten (10) days of receipt of Customer's written request by Equinix's CFO, Equinix shall provide Customer with [*] set forth in Attachment
4. Customer shall not request such [*] more than once per Equinix fiscal quarter.

          13. Miscellaneous.

                   (a) Neither party shall assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without the prior written consent of the other, except to any entity controlled by or under common control with the assigning party or to any party acquiring all or substantially all of assigning party's business or relevant assets, including through merger.

                   (b) All notices, consents, or approvals required by this Agreement shall be in writing sent by certified or registered air mail, postage prepaid, or by facsimile or electronic mail (confirmed by such certified or registered mail) to the parties at the addresses set forth at the end of this Agreement or such other addresses as may be designated in writing by the respective parties.

                   (c) This Agreement shall be governed by the laws of the State of California, without reference to any conflict of law or choice of law principles in the State of California that might result in the application of the law of another jurisdiction. Based on the advice of their respective attorneys, which each party hereby acknowledges having received, each party hereby waives its right to a jury trial in any litigation relating to this Agreement. The parties acknowledge that they have neither given nor received anything of value in connection with the making of the preceding waiver. Neither party may bring a legal action against the other more than two years after the cause of action arose.


_______________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  Equinix irrevocably submits, and agrees to cause its affiliates to irrevocably submit to, and Customer irrevocably submits, and agrees to cause its affiliates to irrevocably submit to, the exclusive jurisdiction of the Federal District Court for the Northern District of California, for the purposes of any suit, action, or other proceeding arising our of this Agreement, and each agrees that no such action, suit, or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts. Equinix further agrees, and agrees to cause its affiliates to agree, and Customer further agrees, and agrees to cause its affiliates to agree, that service of any process, summons, notice, or documents by U.S. registered mail to such person's respective address set forth below shall be effective service of process for any action, suit, or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Equinix irrevocably and unconditionally waives (and agrees not to plead or claim), and agrees to cause its affiliates to irrevocably waive (and not to plead or claim), and Customer irrevocably and unconditionally waives (and agrees not to plead or claim), and agrees to cause its affiliates to irrevocably and unconditionally waive (and agree not to plead or claim), any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement, in the Federal District Court for the Northern District of California, or that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient form.

                  (d) Neither party shall be responsible for any failure to perform its obligations under this Agreement if such failure is caused by war, acts of terrorism, riots, civil unrest, labor strike or boycott, fire, flood, earthquake, airplane crash, landslide, earth movement, volcanic eruption, hurricane, typhoon, tsunami or other Acts of God or similar significant events or conditions not within the reasonable control of either party. Customer shall have no obligation to pay any Recurring Charges for any period during which the Space is not reasonably usable by Customer. If the Space is not usable for a period of twenty-four (24) hours consecutively or for more than twenty-four (24) hours in any calendar month, then Customer shall have the right to terminate this Agreement by written notice given not later than ten (10) days after the occurrence giving Customer such right, such termination to be effective on a date specified by Customer not later than thirty (30) days after such notice is given, subject in each case to Customer's rights under Section 5 above.

                  (e) Each party agrees to comply with all applicable laws, rules and regulations.

                  (f) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  (g) Except for the AECI and all Sales Orders and Orders in effect as of the Effective Date, this Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement,. This Agreement may not be modified orally. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

                  (h) Customer may enter into similar agreements with others and develop and provide facilities or services that are similar to or competitive with the facilities and services provided under this Agreement.

                  (i) In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees.

                  (j) Attachments 1-6 to this Agreement are part of this Agreement. Headings and captions in this Agreement are for convenience of reference only and are not to be used in the interpretation of this Agreement. All references to days are to calendar days.

                  The terms and conditions of this Agreement shall control in the event of any conflict between this Agreement and (i) any of its Attachments,
(ii) the Policies, and (iii) any Sales Order.

                  (k) EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO

ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

                  (l) Equinix and Customer are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way. Neither party shall make any representations to the contrary to any third party

     Except to the extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: Sections 3(b), 9, 10, 12, 13(a), 13(b), 13(c) 13(d) and 13(i).

Customer to complete:                                  Equinix to Complete:

The individual executing this Agreement on behalf of   The individual executing this Agreement on behalf of
Customer has been duly authorized to execute this      Equinix has been duly authorized to execute this
Agreement on behalf of Customer.                       Agreement on behalf of Equinix.
Customer Name:______________________________________

Submitted By:_______________________________________   Submitted By:_______________________________________
                   (Authorized Signature)                                   (Authorized Signature)

Printed Name: ______________________________________   Printed Name:_______________________________________

Date Signed:________________________________________   Date Signed:________________________________________

Title:______________________________________________   Title:______________________________________________

Street addresses for notices:                          Street addresses for notices:

____________________________________________________   2450 Bayshore Parkway

____________________________________________________   Mountain View, CA  94043, USA

____________________________________________________

Facsimile numbers:                                     Facsimile numbers:

____________________________________________________   (650) 316-6911

Electronic mail addresses:                             Electronic mail addresses:

____________________________________________________   CONTRACTS@EQUINIX.COM

                                  Attachment 1

The pricing set forth herein shall apply to Orders placed on or before April 30, 2004, at which time the parties agree to renegotiate the pricing in good faith.

I.       Calculation of Fees and Billing:

Customer shall be billed on a monthly basis, unless otherwise specified by the parties in writing. All Recurring Charges will be calculated based on a calendar month and will be prorated for any partial calendar month.

Unless otherwise agreed to by the parties in writing, for all Services except Smart Hands Services, the Nonrecurring Charges shall be billed at the end of the billing cycle in which the associated Service is provided. Recurring Charges, if applicable, shall be billed in advance. The first invoice for a Service ordered, other than Smart Hands, will reflect the associated Nonrecurring Charge, the Recurring Charges prorated for the billing cycle in which the installation takes place, and the Recurring Charges for the following billing cycle, unless otherwise specified by the parties in writing. Thereafter, the Recurring Charges will be charged each month until the end of the Term.

II.      Special and Modified Terms:

SMART HANDS

      1) Customer may order Smart Hands hours on or before 6:00 p.m. Pacific Time on the third Business Day of the month ("Order Deadline") for use during that calendar month ("Committed Hours") by completing the Smart Hands Order Form, a representation of which is below, and sending it to ibmbilling@equinix.com. For the purpose of this Agreement, "Business Day" shall mean Monday, Tuesday, Wednesday, Thursday and/or Friday. Committed Hours must be used as they are designated in the Order Form with respect to Onsite/Offsite designations and site designations, and Customer will be billed for all Committed Hours at the appropriate Onsite or Offsite rate for Committed Hours regardless of whether the Smart Hands hours are used by Customer. Committed Hours not used during a calendar month shall not carry forward to a subsequent month. All Smart Hands hours ordered after the Order Deadline shall be billed at the appropriate Onsite or Offsite Smart Hands Hourly Rate set forth in the Price List below. Project management services and labor expended by Equinix or third parties acting on behalf of Equinix to complete custom orders place by Customer shall be counted as Smart Hands hours for purposes of this Attachment unless otherwise agreed to by the parties in writing.

     2) Customer commits to purchasing Smart Hands hours from Equinix between January 1, 2002 and December 31, 2002 such that the fees attributable to Smart Hands purchased by Customer during that period are at [*] (regardless of whether such hours are actually used by Customer). In the event that Customer fails to meet the commitment set forth in the previous sentence, on Customer's first invoice in 2003 (or later at Equinix's discretion), separate and apart from any other amounts Customer owes Equinix pursuant to this Agreement (including for Smart Hands used in 2003), Equinix shall bill Customer and Customer shall pay for the difference between the fees attributable to the Smart Hands hours Customer purchased during 2002 and [*].

     3) Customer commits to purchasing Smart Hands hours from Equinix between January 1, 2003 and December 31, 2003 such that the fees attributable to Smart Hands hours purchased by Customer during that period are at least [*] (regardless of whether such hours are actually used by Customer). In the event that Customer fails to meet the commitment set forth in the previous sentence, on Customers first invoice in 2004 (or later at Equinix's discretion), separate and apart from any other amounts Customer owes Equinix pursuant to this Agreement (including for Smart Hands used in 2004), Equinix shall bill Customer and Customer shall pay for the difference between the fees attributable the Smart Hands hours Customer purchased during 2003 and [*]. The charges billed for Smart Hands pursuant to this paragraph shall be called the "2003 Smart Hands Billing".

     4) Customer commits to purchasing Smart Hands hours from Equinix between January 1, 2003 and April 30, 2004 such that the 2003 Smart Hands Billing plus the fees attributable to the Smart Hands hours Customer purchased between January 1, 2004 and April 30, 2004 are at least [*] (regardless of whether such hours are actually used by Customer). In the event that Customer fails to meet the commitment set forth in the previous sentence, on Customer's May 2004 invoice (or later at Equinix's discretion), separate and apart from any other amounts Customer owes Equinix pursuant to this Agreement (including for Smart Hands hours used after April 30, 2004), Equinix shall bill Customer and Customer shall pay for Smart Hands as follows: [*] minus (the 2003 Smart Hands Billing plus the fees attributable to the Smart Hands hours Customer purchased between January 1, 2004 and April 30, 2004).

______________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

CROSS CONNECTS

     1)  Non-POTS Cross Connects.

         Equinix will, at the end of each billing cycle, determine the number of Customer cross connects that exist in each IBX, excluding POTS (Plain Old Telephone Service - Analog Telephony connections) cross connects ("Non-POTS Cross Connects"). For each IBX the Non-POTS Cross Connects will be billed as follows:

         a. The first 10 Non-POTS Cross Connects installed during a calendar month in an IBX will be billed at the rate associated with the type of Non-POTS Cross Connect ordered as set forth in the Price List below. The eleventh through fiftieth Non-POTS Cross Connects installed in an IBX during a calendar month will be charged at the "Cross Connect Services > Quantity 10" rate set forth in the Price List below, regardless of the type of Non-POTS Cross Connect. All Non-POTS Cross Connects installed in an IBX during a calendar month in excess of 50 will be charged at the "Cross Connect Services > Quantity 50" rate set forth in the Price List below, regardless of the type of Non-POTS Cross Connect.

     2)  POTS Cross Connects

         All POTS cross connects shall be charged at the rates set forth in the Price List below. No volume discounts apply.

     3) Customer will not be billed for cross connect services where the two terminating ends of the cross connect are in Customer assigned space.

POWER PRICING

     Pricing for power service is set forth in the Power Services Matrix below. Nonrecurring Charges for all power services set forth below will be [*] per circuit. No volume discounts apply.

SPACE

     1) Notwithstanding anything to the contrary, Space shall only include overhead cable management trays ("Cable Trays") as provided by Equinix. In the event that Customer orders Space that does not have Cable Trays installed at the time Customer places the order, Equinix shall provide Customer with ten (10) linear feet of

_____________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

              Cable Trays per one hundred (100) square feet of Space ordered by Customer and a Cable Tray from the Equinix distribution point adjacent to Customer's cage to Customer's cross-connect demarcation point (whether that be a patch panel or a demarcation rack), unless otherwise agreed to by the parties in writing. The Cable Trays mentioned in the previous sentence shall be included in the price for Space.

         2) Notwithstanding anything to the contrary in the remainder of this paragraph, Customer commits to license and pay for a minimum of [*] of Space (the "Minimum Space Requirement") at all times between the Effective Date and April 30, 2004. After the Effective Date, Customer may [*] Space licensed as follows, subject to the Minimum Space Requirement and provided that the Space [*] Equinix as a result [*] in the condition it was in when licensed to Customer, and the [*] is in a configuration that allows Equinix to [*] in accordance with its normal polices and procedures:

              a. subject to the Minimum Space Requirement, upon at least 90 days' prior written notice, Customer [*] its licensed Space [*] up to and including [*]
              b. subject to the Minimum Space Requirement, upon at least 120 days' prior written notice, Customer [*] its licensed Space [*] that is greater than [*] (except that, subject to the Minimum Space Requirement, Customer is permitted on one and only one occasion [*] its licensed Space [*] up to and including [*], upon at least 60 days' prior written notice, provided that such notice is received by Equinix no later than June 30, 2002).

Any date that Customer's licensed Space is [*] pursuant to this Section 2 (i.e., the end date of the notice period as provided in Section 2(a) and 2(b) above) shall be called a [*]. Under no circumstances shall there be a [*] within 90 days of any other [*], unless otherwise agreed to by the parties in writing. Notwithstanding anything to the contrary, for purposes of calculating the ninety-day period mentioned in the previous sentence, the date of such [*] shall be the date Equinix receives it.

III.     Price List

   --------------------------------------------------------------------------------------------------
                                                                                        Monthly
                        Colocation Services                         Nonrecurring       Recurring
                                                                  Charge per Unit   Charge per Unit
   --------------------------------------------------------------------------------------------------
   Price Per Square Foot of Space (see note 1 below)                    N/C          [*] for first
                                                                                        [*] SF
                                                              ---------------------------------------
                                                                        N/C          [*] for each
                                                                                     additional SF
                                                                                      (i.e.[*] SF
                                                                                       and over)
   --------------------------------------------------------------------------------------------------
   Price Per Square Foot Flex Space                                     N/C               [*]
   --------------------------------------------------------------------------------------------------
   Price Per Square Foot Storage Space                                  N/C               [*]
   --------------------------------------------------------------------------------------------------
   Price for 25 Square Feet of Roof Space                               N/C               [*]
   --------------------------------------------------------------------------------------------------
                                                                                        Monthly
                Cross-Connect Connectivity Services                 Nonrecurring       Recurring
                                                                  Charge per Unit     Unit Charge
   --------------------------------------------------------------------------------------------------
                     Single or Multi Mode Fiber                         [*]               [*]
   --------------------------------------------------------------------------------------------------
   Coax                                                                 [*]               [*]
   --------------------------------------------------------------------------------------------------
                              Category 5                                [*]               [*]
   --------------------------------------------------------------------------------------------------

_____________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

   -----------------------------------------------------------------------------------------------
                              POTS    (Plain    Old    Telephone      [**]              [*]
   Service) line, per each
   -----------------------------------------------------------------------------------------------
                              Cross    Connect     Services    ***  See Above           [*]
   Quantity 10 (per IBX)
   -----------------------------------------------------------------------------------------------
                              Cross    Connect     Services    ***  See Above           [*]
   Quantity 50 (per IBX)
   -----------------------------------------------------------------------------------------------
                                                                                      Monthly
                            Smart Hands                            Hourly Rate    Recurring Unit
                                                                                      Charge
   -----------------------------------------------------------------------------------------------
   Smart Hands Hourly Rate -- Onsite                                   [*]        N/A
   -----------------------------------------------------------------------------------------------
   Smart Hands Hourly Rate -- Offsite                                  [*]`
                                                                                  N/A
   -----------------------------------------------------------------------------------------------
   Committed Hours -- Onsite                                           [*]
                                                                                  N/A
   -----------------------------------------------------------------------------------------------
   Committed Hours -- Offsite                                          [*]
                                                                                  N/A
   -----------------------------------------------------------------------------------------------
                             Materials                              Unit Price
   -----------------------------------------------------------------------------------------------
   Hendry Panel (DC Power)                                             [*]              N/A
   -----------------------------------------------------------------------------------------------
   24 Port Patch Panel                                                 [*]              N/A
   -----------------------------------------------------------------------------------------------
   48 Port Patch Panel                                                 [*]              N/A
   -----------------------------------------------------------------------------------------------
   Recognition Systems Hand Geometry Reader                            [*]              N/A
   -----------------------------------------------------------------------------------------------
   84" Locking Cabinet                                                 [*]              N/A
   -----------------------------------------------------------------------------------------------
   84" Cabinet                                                         [*]              N/A
   -----------------------------------------------------------------------------------------------
   84" Open Cabinet                                                    [*]              N/A
   -----------------------------------------------------------------------------------------------
   CCTV Camera                                                         [*]              N/A
   -----------------------------------------------------------------------------------------------
   Additional Caging                                                   [*]              N/A
   -----------------------------------------------------------------------------------------------

Note 1: The price for Space is subject to change as follows:

   1) If at any time after the Effective Date but before January 1, 2003, Customer's total licensed Space exceeds [*], the price per square foot for all Space shall be [*] per square foot effective the date Customer's total licensed Space exceeds [*]. Subject to paragraph 2 below, if at anytime thereafter, Customer's total licensed Space is [*], the price per square foot [*] shall be [*] per square foot and the price for the remaining Space shall be [*] per square foot effective the date Customer's total licensed Space is less than [*].

   2) Beginning on January 1, 2003, if Customer's total licensed Space exceeds [*], the price per square foot for all Space shall be [*] per square foot effective the date Customer's total licensed Space exceeds [*]. However, if at any time thereafter, Customer's total licensed Space [*], the price per square foot for [*] shall be [*] per square foot and the price for the remaining Space shall be [*] per square foot effective the date Customer's total licensed Space is [*].

IV.     Power Services Matrix (Additional Power Services)

*** denotes greater than

_______________________

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         Monthly Recurring     Installation
Circuit Type                Charge per          Charge per
                             Circuitt             Circuit

       AC (120V)
          Amps
           20                   [*]                [*]
           30                   [*]                [*]
           40                   [*]                [*]
           50                   [*]                [*]
           60                   [*]                [*]
           80                   [*]                [*]
          100                   [*]                [*]

       AC (208V)
          Amps
           20                   [*]                [*]
           30                   [*]                [*]
           40                   [*]                [*]
           50                   [*]                [*]
           60                   [*]                [*]
           80                   [*]                [*]
          100                   [*]                [*]

       DC (-48V)
          Amps
           30                   [*]                [*]
           40                   [*]                [*]
           50                   [*]                [*]
           60                   [*]                [*]
           80                   [*]                [*]
          100                   [*]                [*]

       AC (208V)
      3Phase Power

Amps

           20                   [*]               Quote
           30                   [*]               Quote
           40                   [*]               Quote
           50                   [*]               Quote
           60                   [*]               Quote


V.       Smart Hands Order Form

________________________

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

--------------------------------------------------------------------------------
      Month     Site     Committed Hours   Onsite or Offsite      Submitted By:
--------------------------------------------------------------------------------




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Nothing in this Attachment 1 shall affect or diminish Equinix's ability to change pricing pursuant to Section 7(b) of the Agreement.

Customer shall have the option of acquiring materials set forth above in the price list ("Materials") on its own behalf that conform to Equinix's specifications as further described in Attachment 3 and that in Equinix's reasonable discretion are compatible with (a) the infrastructure of the relevant IBX Center(s), (b) Equinix's systems and (c) the general look and feel of the IBX Center. Equinix will provide Customer with specifications for Materials if requested by Customer.

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[LOGO] equinix

                                  ATTACHMENT 2

                   Internet Business Exchange Center Policies

Equinix is entitled to make changes to the Policies from time to time at its reasonable discretion, but Equinix agrees that any future changes to the Policies will not unreasonably limit each Customer's right to utilize its Licensed Spaces for the purposes contemplated by the Customer's Master Service Agreement. Changes to the Policies will be effective for each Customer upon notice to that Customer (except for changes to the Shipping Policies which will be effective immediately upon change of such policies). All capitalized terms not defined elsewhere in the Policies are defined in the Definitions section at the end of the Policies.

For all purposes under the Policies, each Customer has full responsibility and liability for all acts or omissions of Customer's Authorized Persons, Accompanying Persons, and Associated Entities, and all such acts or omissions will be attributed to Customer for all purposes, including for the purposes of determining whether Customer has breached (i.e. failed to abide by) the Policies. Without limiting the foregoing, Customer is responsible and must ensure that Customer's Authorized Persons, Accompanying Persons and Associated Entities do not take any actions that Customer is prohibited from taking under the Policies.

A.       SERVICES

The Services Equinix offers under Master Service Agreements with Customers consist of (1) Licensing of Spaces and Set-Up; (2) Core Services; and (3) Additional Services. The first two classifications of Services are not optional and will be provided to all Customers. Cross-Connects (which is one of the Additional Services) also will be provided to all Customers. All other Additional Services will only be provided to Customers who order such Additional Services or Customers who receive such Additional Services because, under the Policies, Equinix has the right to perform such Additional Services where the Customer fails to timely act (e.g. neatly wrapping wiring and cables in Customer's Licensed Spaces) or Equinix has the right to act at Customer's expense (e.g., securely fixing Customer's Equipment directly to the floor).

Each Customer will pay Equinix Licensee Fees for the license of the Customer's Licensed Spaces, which consists of monthly recurring charges for the Licensed Spaces and non-recurring charges for Set-Up of the Licensed Spaces. There is no extra charge for any of the Core Services, the charges for which are included in the License Fees for each Customer. Additional Services are not included in the License Fees, and each Customer is fully responsible for separately paying for all Additional Services it receives. Where products or materials are provided as part of the Additional Services for a Customer, the Customer will be responsible for paying for the cost of the products or materials as well as the other charges associated with the Additional Services.

         1.       Licensing of Spaces and Set-Up

                  a.       Licensing of Spaces

Depending on availability, Equinix offers its Customers the right to license spaces at the IBX Centers sufficient to hold one or more racks or cabinets (or partial racks or cabinets to the extent offered by Equinix). If a Customer places an order for five or more full racks or full cabinets at an IBX Center, depending on space availability, these racks or cabinets may be located in a private cage (i.e. a cage that is not used by other Customers). Otherwise, Customer's racks or cabinets may be in a cage shared with other Customers. In private cages, a Customer may provide Equinix-approved racks or cabinets for each of the Customer's Licensed Spaces or request that Equinix provide the racks and/or cabinets. In shared cages, Customers must use Equinix-provided cabinets and/or racks.

                  b.       Set-Up

Prior to each Customer's use of its Licensed Spaces, Equinix will install appropriate Equinix-provided POD Equipment (as reasonably determined by Equinix) in order to properly demarcate Customer's Equipment, unless otherwise agreed to by Equinix.

         2.       Core Services

The Core Services consist of the following, as further described below: (1) Access to the Customer Care Website; (2) Core Security; (3) Core Back-up Power;
(4) Core Fire Suppression; (5) Core HVAC; (6) Core Temperature Control and (7) Core Humidity Control.

                  a.       Access to the Customer Care Website

                              Equinix Confidential

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Equinix grants each Customer access to the Customer Care Website under the terms and conditions set forth in the Customer Care Website Usage Policies, if any, and the Master Service Agreement with such Customer.

               b.   Core Security

Equinix offers the following security features at IBX Centers:

     .    security personnel onsite 24 x 7 x 365;
     .    visitor screening upon entry for verification of identity;
     . keyless security with biometric hand geometry readers with required additional pass code for access to:
          .    enter the security tunnel from the welcome area;
          .    the security tunnel to enter the main center;
          .    enter the colocation area; and
          .    enter a Customer cage;
     . CCTV digital camera coverage of IBX Center, integrated with access control and alarm system; and
     . silent alarm and automatic notification of appropriate law enforcement officials.

In addition, Equinix may take other reasonable security measures that it chooses to employ.

               c.   Core Back-Up Power

Each IBX Center will have back-up power sources that will provide power for a period of at least 48 hours if the primary source of power is unavailable.

               d.   Core Fire Detection and Suppression

Each IBX Center will have an early warning fire detection system and fire suppression system.

               e.   Core HVAC

Each IBX Center will have redundant (n +1) HVAC.

               f.   Core Temperature Control

Each IBX Center will maintain a temperature of 68 - 72 degrees F +/- 2 degrees
F.

               g.   Core Humidity Control

Each IBX Center will maintain a relative humidity of 30% - 60% +/- 5%.

     3.        Additional Services

Additional Services consist of any services offered by Equinix at the IBX Properties other than the licensing of Licensed Spaces, Set-Up, and the Core Services. The Additional Services that Equinix offers include, but are not limited to, the following Additional Services, which are further described below: (1) Cross-Connects; (2) Additional Power; (3) SmartHands; and (4) Installation of a Customer's Equipment.

               a.   Cross-Connects

Equinix will install Cross-Connects, as ordered by a Customer, so long as the Customer to which the Cross-Connect runs approves such Cross-Connect. In the event that any of a Customer's Cross-Connects are disconnected due to such Customer's request or due to termination or partial termination of an Order, Equinix may inform the other Customer of the disconnection. Upon commencement of the notice period preceding expiration or termination of a Customer's Master Service Agreement or a Customer's last Order in an IBX Center, Equinix may notify other Customers to which such Customer is interconnected that such Customer will no longer be present in the IBX Center(s) in question as of the date of termination or expiration of the Customer's Master Service Agreement or the applicable Order.

               b.   Power

A Customer may order power to the extent offered and approved by Equinix.

               c.   SmartHands

SmartHands is designed to provide Customers with onsite technical assistance and may include, for example, Equinix complying with Customer's simple instructions relating to remote management, installation or troubleshooting of its equipment within an IBX Center, services performed in response to custom orders or any other services Equinix deems to be SmartHands. With respect to the SmartHands service offered by Equinix, Equinix's only obligation is to carry out the express instructions of Customer; and Equinix reserves the right to reject a Customer's request if such rejection is reasonable or if such service is not offered as part of SmartHands. In addition, Equinix reserves the right to require that a Customer's instructions be given in additional detail and in writing (which may be by electronic mail). Notwithstanding the foregoing, Equinix has the right to perform SmartHands services where the Customer fails to timely act or Equinix has the right to act under the Policies at Customer's expense as part of the SmartHands service. Furthermore, in the event that Customer cancels an Additional Service less than ninety (90) days after Equinix

                              Equinix Confidential

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installs, connects or activates such Additional Service, Equinix shall charge
Customer a fee equal to the non-recurring charge Equinix charged Customer when Customer ordered such Additional Service.

               d.   Installation of Customer Equipment

A Customer may request that Equinix install Customer's Equipment. Equinix, at its discretion, may agree to perform such installation, but Customer must enter into a separate agreement with Equinix to perform such work.

B.   NOTIFICATIONS

     1. Equinix will provide contact information for each Customer to use at any time in the event of an emergency or otherwise as needed by Customer. The Equinix Response Center may be reached at 888-892-0607.

     2. Each Customer will designate one or more persons whom Equinix may contact at any time in the event of an emergency or otherwise as needed by Equinix. Each Customer will provide to Equinix a means of contacting such persons at any and all times. Equinix prefers, but does not require, that such contact method be the telephone number of a twenty-four (24) hour operations center staffed by persons familiar with Customer's use of its Licensed Spaces and Equipment located within Customer's Licensed Spaces.

C.   SYSTEM NUMBERS AND TELECOMMUNICATIONS

     1. Equinix strongly encourages each Customer to have its own autonomous system number as designated by the American Registry of Internet Numbers or its successor.

     2. Each Customer will be responsible for obtaining telecommunications services as needed from the carrier of its choice. Equinix will not be responsible for providing or installing such services except that Equinix will perform Cross-Connects as agreed to by Equinix and a Customer pursuant to the Master Service Agreement for such Customer.

D.   EQUIPMENT

     1.        Each Customer will ensure that

               a. all of Customer's Equipment will be installed, operated, maintained and repaired in compliance with all applicable Laws;

               b.   all of Customer's Equipment complies with NEMA standards;

               c. all of the cables and wiring in Customer's Licensed Spaces (other than any Cross-Connects or Equinix's POD Equipment) are neatly wrapped and tied together (If a Customer fails to do so, Equinix may at its sole option neatly wrap and tie such wires and cables, and Equinix may charge Customer for doing so under SmartHands);

               d. none of Customer's Equipment is stacked or resting on any of Customer's other Equipment or the Equipment of any other Customer, sublicensee or third-party;

               e. all of Customer's Equipment is securely fixed onto a cabinet or rack in a manner reasonably satisfactory to Equinix. Any of Customer's Equipment that is too large or heavy for a rack or cabinet, including but not limited to large servers, will be securely fixed directly to the floor by Equinix, who may charge Customer for doing so under SmartHands.

     2.        Each Customer may install and maintain Customer Cross-Connects.
Equinix has no obligation to install, maintain or repair any Customer Cross-Connects.

     3. Equinix may require a Customer to remove from any IBX Center Equipment that, in Equinix's sole discretion, causes a threat to safety (including any risk of fire or other hazard) to the operations of the IBX Center or the IBX Center Property, or unreasonably interferes with the operations of Equinix, another Customer or any other person or entity that is licensing, sublicensing, leasing or subleasing space or otherwise utilizing any portion of the IBX Center or the IBX Center Property.

     4. If a Customer wants to identify Customer's Equipment or Customer's Licensed Spaces, the means of identification will be subject to Equinix's prior approval before Customer uses such means of identification. Equinix will not identify the location of any Customer's Equipment in the IBX Center, and Equinix will not be responsible for labeling Ports other than those connecting a Customer's Equipment to Equipment belonging to other Customers at an IBX Center.

     5. Equinix will not touch, maintain, use, upgrade, repair or operate a Customer's Equipment, except in an emergency, where explicitly or implicitly authorized by Customer's use of SmartHands, or as otherwise permitted in Customer's Master Service Agreement or the Policies.

                              Equinix Confidential

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

E.   USE

     1.   Each Customer will:

          a. use Customer's Licensed Spaces only for the purposes of configuring, providing, placing, installing, upgrading, adding, maintaining, repairing and operating Customer's Equipment in a safe and lawful manner;

          b. comply with all applicable laws in its use of its Licensed Spaces, and comply with all signs posted at any time (including changes in such signs) at the IBX Centers concerning security procedures relating to the IBX Centers;

          c. use the restrooms, any shared work area, and any other common spaces in the IBX Centers and the parking areas outside of the IBX Centers in accordance with the terms of Customer's Master Service Agreement, the Policies and any rules or signs posted by Equinix in or near such areas;

          d. maintain Customer's Licensed Spaces in an orderly and clean manner and in good repair and condition (reasonable wear and tear only excepted);

          e. deposit litter in designated trash receptacles or in appropriate locations outside the IBX Centers;

          f. behave in a courteous and professional manner within the IBX Centers and the IBX Center Properties;

          g. immediately notify Equinix of any damage or risk of damage to the IBX Centers or the IBX Center Properties, or damage to any equipment or property of any person in the IBX Centers or the IBX Center Properties;

          h. comply will all applicable property control procedures, which may include providing Equinix with a description and the serial numbers of items brought into an IBX Center that are valued by Equinix at more than $1,000 and/or providing Equinix with the name, contact number and signature of the person removing such items.

     2.   Each Customer will ensure that it does not do any of the following:

          a. install, touch, access, tamper with, damage, adjust, repair, interfere with, or breach the security of, the Licensed Spaces of other Customers or the Equipment, property or services of any other Customers, vendors, contractors or other parties who license, sublicense, lease or sublease space or otherwise utilize space at the IBX Center or the IBX Center Properties, or provide services or products to those who do;

          b. alter, tamper with, damage, adjust, repair, interfere with, or breach the security of, the IBX Centers or the IBX Center Properties (including, without limitation, the electrical and other building systems of the IBX Centers or the IBX Center Properties), Customer's Licensed Spaces or any equipment or property leased, licensed or owned by Equinix (including, without limitation, any Cross-Connects and the Equinix Power Distribution System, which only Equinix will install, repair or alter);

          c.   install or otherwise perform any Cross-Connects;

          d. affix or maintain labels to any Ports or any POD Equipment that connects Customer's Equipment to Equipment belonging to other Customers (Equinix will affix and maintain such labels, which will contain appropriate information, including circuit identification and other information needed to clearly identify each Equinix-provided Port);

          e. leave litter, cartons, packaging or other unnecessary items overnight in or around Customer's Licensed Spaces, the IBX Centers or the IBX Center Properties;

          f. encumber or obstruct the sidewalks, driveways, yards, entrances, hallways, stairs or any common areas in or around the IBX Centers or the IBX Center Properties;

          g. leave any loose items inside or outside of Customer's Licensed Spaces in the IBX Centers. (If Customer does so, Equinix will, in addition to any other remedies it may have, temporarily store such items in a safe place for ten (10) days after notification to Customer, and if Customer fails to retrieve such items during the ten (10) day period, the items will, at Equinix's sole discretion, either become the property of Equinix or be discarded by Equinix at Customer's expense);

          h. unless Equinix expressly consents, use any common areas at the IBX Centers or the IBX Center Properties (other than a shared work area where Equinix permits Customers to repair Equipment) for any purpose other than ingress and egress to and from the Customer's Licensed Spaces;

          i. use a shared work area that Equinix permits Customers to use for any purpose other than to repair Customer's Equipment;

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          j.   store or leave any Equipment in a shared work area or any other common areas at an IBX Center, or perform any action in a shared work area or any other common areas at an IBX Center not permitted in Customer's Licensed Spaces;

          k.   use the Services to compete with any Services offered by Equinix;

          l.   create any nuisances at the IBX Centers or the IBX Center
Properties;

          m. manufacture, generate, treat, transport, dispose of, release, discharge, or store on, under or about the IBX Centers, the IBX Center Properties or any surrounding properties, any Hazardous Materials;

          n. eat, drink or use tobacco products within the IBX Centers except within areas designated by Equinix for such purposes; or

          o. bring recording equipment in, or take photographs of (whether by use of a camera, video camera or otherwise), any part of the IBX Centers, except for the following limited exception: a Customer in a private cage may request, at the time the Customer's visit is scheduled, that Equinix take photographs of Customer's private cage and Customer's Equipment within such private cage, but Equinix will do so only if (i) Customer completes the required documents provided by Equinix; and (ii) an Equinix IBX staff member takes the photographs with Customer's recording equipment, and the Equinix IBX staff member at all times controls the recording equipment while it is inside the IBX Center.

F.   ACCESS

     1. No Customer may attempt to gain fraudulent access to an IBX Center or any Equinix website.

     2. Subject to the terms and conditions of the Customer's Master Service Agreement (including the Policies), a Customer will have access to its Licensed Spaces twenty-four (24) hours per day, three hundred sixty-five (365) days per year. In the event of an emergency situation at any IBX Center or IBX Center Property (e.g., fire, building evacuation, medical emergency, etc.), or drill, each Customer present at the IBX Center will be required to follow instructions given by the on-site Equinix Site Manager, or the designee.

     3. Each Customer will provide Equinix with a list for each IBX Center (which list will be provided in writing or entered through the Customer Care Website) of Authorized Persons who may enter Customer's Licensed Spaces in such IBX Center. Except where specifically designated otherwise by a Customer, each Authorized Person for an IBX Center will have the right to authorize entry by any other person who is accompanied by such Authorized Person at the IBX Center. Each Customer will provide Equinix with written notification of any changes to Customer's list of Authorized Persons for any IBX Center at least one (1) full business day in advance of the effectiveness of such change. Equinix will refuse entry at an IBX Center to any person who is not named on a Customer's list of Authorized Persons for such IBX Center, unless such person is an Accompanying Person. Equinix reserves the right to refuse or withdraw approval of a person on any Customer's list for any IBX Center if such refusal or withdraw is reasonable (such as where the person violated any of the Policies). Equinix also reserves the right to deny access to an Accompanying Person at an IBX Center if the denial is reasonable such as where the Accompanying Person violated any of the Policies.

     4. Each Customer is strongly encouraged (but not required, except as herein set forth) to give twenty-four (24) hours prior notice to Equinix (through the contact provided by Equinix) prior to visiting an IBX Center. Except in an emergency, any Customer visiting a cage area shared with other Customers will give at least twenty-four (24) hours prior notice to Equinix.

     5. Non-scheduled visits by a Customer may lead to a delay in access or be denied. For all non-scheduled visits by a Customer, Equinix at its discretion may require Customer's administrative contact to call the Equinix Response Center to authorize the person's entry into the IBX Center and Customer's Licensed Spaces.

     6. For any site tours of an IBX Center, Customer must, no later than 5 p.m. the day before the requested tour, arrange such site tour with Equinix and provide Equinix with the following data: Customer's organization name; purpose of tour; date/time of tour; names of visitors; authorization to access a specific Licensed Space (for existing Customers only); and any special instructions associated with a specific tour. Tour size is limited to a maximum of five (5) guests and one authorized tour guide on all tours unless Equinix agrees to accommodate more persons. If so, Equinix will arrange for one authorized tour guide or Equinix security officer for every five (5) guests.

     7. Access by a Customer to any shared work area (or any other common area where Equinix permits access by Customers) may be restricted by Equinix at any time, including when another Customer is in such area.

     8. Equinix may, at its discretion, require any or all Authorized Persons of any Customer to have a full-face photograph taken at the IBX Centers for purposes of secure identification.

     9. Every person who accesses an IBX Center must use the then-in-use secure access means to enter and exit the IBX Center.

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     10.  Upon any Customer's entry into an IBX Center, Equinix may (at its discretion) accompany Customer inside the IBX Center, and Equinix may (at its discretion) remain with Customer for the entire time that Customer is in the IBX Center. However, Customer will have privacy when Customer is in its Licensed Spaces, and Equinix will maintain sufficient distance from Customer at such times that Equinix will not have access to Customer's confidential information or activities.

     11. Repeat visitors of a Customer requiring freedom of movement within certain areas of an IBX Center may be entered into the Security Access System ("SAS") if Customer's administrative contact requests this for a specific person in conjunction with a work visit. The person being registered in SAS is required to produce a government-issued photo ID for identity verification (driver's license or passport), and complete the on-site enrollment process with the assistance of Equinix security officers. After the visitor places his/her hand on the reader for scanning of biometric identification information into the SAS, the computer will identify/request which doors the person may access and automatically update the readers in real-time. Even if a visitor has access to an IBX Center through SAS, any visit to a shared cage always requires an escort.

     12. Equinix may access any Customers' Licensed Spaces (i) during an emergency; (ii) to perform SmartHands or other services for Customer; (iii) as needed to perform those services necessary for the use of the IBX Center by some or all Customers; and (iv) as otherwise permitted under Customer's Master Service Agreement.

     13. If the landlord or owner of an IBX Center or an IBX Property wishes to access, or permit others to access, a Customer's Licensed Space, Equinix will accompany such persons during such visit and Customer shall, if practicable, receive advance notice from Equinix and have an opportunity to be present.

     14. Equinix may deny IBX Center access to Authorized Persons and Accompanying Persons who do not have a business purpose at an IBX Center where access is requested.

G.   SHIPPING POLICIES

     1. The shipping policies are subject to change by Equinix without notice, and such changes are effective immediately.

     2. Each Customer is responsible for, among other things, (i) scheduling with a shipper all shipments for Customer from and to the IBX Centers; (ii) paying all fees associated with the shipments, including all shipping, retrieval and related fees charged by the shipper; (iii) completing all necessary paperwork for the shipments; and (iv) notifying the shipper that all shipments will be shipped to, or retrieved from, the shipping/receiving areas designated by Equinix for each IBX Center. No shipments of any size will be accepted in an IBX Center lobby.

     3. Each Customer is also responsible for notifying its shippers of all shipping rules for any multi-tenant buildings in which IBX Centers are located. If an IBX Center is located in a multi-tenant building, shippers are responsible for conforming to all shipping rules of that building, and the Equinix Response Center will provide a Customer, upon request, with the specific shipping rules for each multi-tenant building in which an IBX Center is located.

     4. Each Customer will ensure that all shipments (including the boxes) are clearly labeled with the company name and/or identifier of Customer. Unidentified packages will not be accepted.

     5. Each Customer that wishes to ship items from or to an IBX Center will schedule through the Customer Care Website (or any other Equinix-approved scheduling method) the incoming or outgoing shipment at least 24 hours in advance (and at least four business days in advance where the IBX Center is in a multi-tenant building). For incoming shipments only, a Customer may also (under the same timeframes set forth above) schedule the shipments by phone through the Equinix Response Center. Except as provided in the next paragraph, only timely scheduled shipments to an IBX Center will be accepted.

     6. Emergency shipments to an IBX Center must be scheduled directly by calling the Equinix Response Center. If such advance notification is provided to Equinix, Equinix will make reasonable efforts to accommodate after-hours emergency deliveries.

     7. Each Customer will ensure that all shipments for Customer to or from IBX Centers where Equinix is the sole tenant in the building will be made during the business day (Monday - Friday), from 8:30 a.m. until 4:30 p.m. local time. Shipment times may vary for multi-tenant buildings in which IBX Centers are located. The Equinix Response Center will provide each Customer, upon request, with the specific shipping times for such multi-tenant buildings, and each Customer will ensure that all shipments to such buildings comply with the applicable shipping rules.

     8. Equinix reserves the right to visually and/or physically inspect any and all shipments to or from the IBX Centers when such shipments arrive at the shipping/receiving area. Shipments containing liquids, combustibles and any Hazardous Materials will not be accepted at any time nor will delivery of visibly damaged shipments be accepted.

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     9.   At the time of Equinix's inspection of any shipments to or from the
IBX Centers, Equinix may record serial numbers for Equipment of a Customer with estimated value of more than $1,000, as estimated by Customer. Accordingly, when packing Equipment for shipping, each Customer should be aware that Equinix personnel will need access to the serial numbers on the Equipment being shipped, and should seal boxes after serial numbers are recorded.

     10. Customers are requested to contact the Equinix Response Center to extend or cancel the shipment receipt date if the shipment does not arrive at the scheduled time.

     11. Customers are responsible for moving their shipments from the shipping/receiving area (or secure storage area where they are placed by Equinix at Customer's expense under the SmartHands service if the shipment is not removed by Customer immediately upon its arrival) to their Licensed Spaces and from their Licensed Spaces to the shipping/receiving area. If a Customer wishes for Equinix to perform such functions as well as packing or unpacking the shipments and disposing of packing materials, a Customer may do so by using the SmartHands service.

     12. Except where Equinix removes the packing materials as a part of a Customer's SmartHands order, each Customer is required to take all packing materials to the shipping/receiving area or other designated area for disposal immediately after completing installation. Cardboard and packing materials are not to be stored in cages.

     13. Customers will move the shipments from the shipping/receiving area (or secure storage area where they are placed by Equinix) to Customer's Licensed Spaces within three business days after notification of arrival (the Equinix Response Center ordinarily will contact a Customer by email and/or phone within 12 hours after arrival). Moving equipment will be available to assist Customer, if necessary (dolly's, hand trucks, etc.), if Customer schedules the use of such moving equipment with Equinix at the shipping/receiving area.

     14. If a Customer has not retrieved its shipment from a secured area 48 hours after the shipment has arrived, the Equinix Response Center will notify Customer that if the shipment is not retrieved before the three business days has elapsed (the clock starts from notification of arrival), the shipment may be returned to the "shipped from" address at Customer's expense under the SmartHands service.

     15. Unless prior arrangements are made with Equinix by a Customer during the original request (or SmartHands is purchased for Equinix to move the shipment to Customer's Licensed Spaces), Equinix reserves the right to ship the shipment back to the "shipped from" address, at Customer's expense, three business days after notification of arrival.

     16.  Equinix is not responsible for any missing or damaged shipments.

H.   DEFINITIONS

The following terms shall have the respective meanings stated below for the purposes of these Policies. In addition, for each Customer, the following terms shall have the respective meanings stated below for purposes of such Customer's Master Service Agreement to the extent that such Master Service Agreement uses but does not define a term defined below:

     1. Authorized Person shall mean, for each Customer, each person who is included on a list of Authorized Persons given to Equinix by that Customer.

     2. Accompanying Person shall mean, for each Customer, each person (other than an Equinix employee) who is accompanied by an Authorized Person while at an IBX Center.

     3. Associated Entity shall mean, for each Customer, any company, partnership or other entity of any type which employs, contracts with, or is otherwise associated or affiliated with any of Customer's Authorized Persons or Accompanying Persons.

     4. Customer shall mean any party which is party to a Master Service Agreement with Equinix relating to an IBX Center or other agreement pursuant to which Equinix provides services to such party at an IBX Center.

     5. Customer Care Website shall mean the website located on the Internet at eccs.equinix.com or any other domain name Equinix may determine from time to time at its sole discretion to use for the Customer Care Website.

     6. Customer Care Website Usage Policies shall mean any website usage policies that Equinix at any time adopts for the Customer Care Website.

     7. Equinix shall mean Equinix Operating Co., Inc. Equinix may use any contractor, subcontractor or third-party to perform any of its obligations under the Policies or any Master Service Agreement with any Customer.

     8. Equinix Power Distribution System shall mean any and all Hendry panels (or other Equinix specifications-compliant DC distribution panels), 220 volt twist locks, and power strips and electrical, utility, or power distribution systems and items that are installed by Equinix.

                              Equinix Confidential

     9. Equipment shall mean, for each Customer, all network and/or computer equipment (including wiring and Customer Cross-Connects between such equipment and Customer's POD Equipment) that Customer locates in any IBX Centers (but this does not include Cross-Connects or Equinix POD Equipment located in Customer's Licensed Spaces).

     10. Hazardous Materials shall mean (i) asbestos, or any substance containing asbestos; (ii) polychlorinated biphenyls; (iii) lead; (iv) radon; (v) pesticides; (vi) petroleum or any other substances containing hydrocarbons;
(vii) any substance which, when on the IBX Centers or the IBX Center Properties, is prohibited by any Environmental Laws; (viii) those matters described in the Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss.6901 et. seq. ("CERCLA"); and (ix) any other substance, material or waste which, (a) by any environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (b) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

     11. IBX Center Property shall mean the real property on which, and the building in which, an IBX Center is located.

     12. IBX Centers shall mean, for each Customer, the Internet Business Exchange Centers located in the United States leased or owned by Equinix in which Customer licenses Licensed Space(s), including all related areas, if any, which may be used by Customer, such as parking areas.

     13. Cross-Connect shall mean an interconnection that exits a Customer's cage or that runs between two Equinix Customers, or a Customer and another party, at an IBX Center (including interconnections that use the environment as a carrier, such as wireless and infrared connections).

     14. Customer Cross-Connect shall mean an interconnection that runs between the same Customer and in the same cage, including cables, connections, and other wiring between items of Customer's Equipment, or between Customer's POD Equipment and Customer's other Equipment, within a single cage.

     15. Laws shall mean all applicable federal, state, local, municipal or other laws, regulations, rules, ordinances, rulings, decrees, orders, directives, requirements, codes (including building codes), and as they may be instituted or amended from time to time.

     16. Licensed Spaces shall mean, for each Customer, the areas licensed by Customer under Customer's Master Service Agreement and as identified in the Orders for Customer as to the amount of spaces. Equinix will determine the exact location in the IBX Centers where the Licensed Spaces for each Customer will be located.

     17. Master Service Agreement shall mean, for each Customer, the Master Service Agreement executed by Customer and Equinix to which these Policies are incorporated by reference.

     18. Order shall mean, for each Customer, any sales order, online order, or phone order placed by Customer and agreed to by Equinix, or otherwise agreed to by Customer and Equinix.

     19. POD Equipment shall mean (1) patch panels, DSX panels for category 5 twisted pair, co-axial, single and multi-mode fiber, or (2) other appropriate (as reasonably determined by Equinix) point of demarcation equipment.

     20. Policies shall mean the procedures, rules, regulations, security practices and policies adopted by Equinix that are then in effect for the IBX Centers, including these Internet Business Exchange Center Policies, and as they may be changed from time to time by Equinix.

     21. Ports shall mean all wiring, connections, circuitry and utility ports at the POD Equipment.

                              Equinix Confidential

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

                                  ATTACHMENT 3

                             EQUINIX IBX FACILITIES

Equinix will provide the following as part of the Service (subject to change by mutual agreement in accordance with best commercial practice):

Cage Configuration and Cable Management:

   . Cage Module dimensions: 9'6"W x 10'3"D x 10'7"H (exact dimensions may vary slightly, depending on the IBX and its physical specifications).

   . Minimum cage size is 1 Module, which holds from 3-5 cabinets/racks, depending on whether it has a defined clearance zone (roughly 9'6" W x 3'
     D).

   . Intra-cage wiring: There is one wiring tray per row of cabinets in each private cage, i.e., tray runs along the length of the cabinets. Equinix provides optional wiring trays to assist customers who need copper-based (or optionally fiber-based) cable spanning cabinets on the same row and/or spanning cabinets in adjacent rows within a private cage. Customer-specific cable management is not allowed to span outside the customer's cage.

Customer Connections to its customers.

1. A dedicated overhead cable management system is available for Customer to install connections to its customers within the customer's contiguous space.
2. Dedicated cable management system will follow the same technical and security design as Equinix's overhead cable management system.
3. Customer will have full access to the overhead cable management system to install connections to its customers within its contiguous space.

Power Service and Loading:

1. Conditioned AC and DC power is available to a maximum of 1.75 KVA/cabinet or rack.
2. Battery, diesel generators, and on-site fuel storage allow for backup for up to two days of continuous operations at maximum load.
3. Pre-wired 20-amp, 110-volt AC circuit, from single feed, with 10-outlet, 20 amp rated power strip with internal circuit breaker per cabinet.
4. Cabinets and racks will be installed in cages so as not to exceed the designed cabinet/rack capacity of the cage or 20 square feet per cabinet/rack. Cabinets and racks shall not exceed 85" in height.
5. Each cabinet/rack will have a maximum power draw of 1.75 KVA. Density shall not exceed of 20 square feet per cabinet/rack. Any non-standard size equipment, stand-alone

                            Equinix Confidential
   equipment, or equipment that is not rack or cabinet mountable, will be assigned a standard cabinet/rack equivalent value by Equinix prior to its installation. Customer may not install equipment that exceeds with the floor-loading (weight) capacity of the location where Customer desires to install such equipment. In the event that Customer desires to install equipment that exceeds the design standards set forth above, Equinix will review Customer's request according to the then-current ordering procedures agreed to by Equinix and Customer as applicable.
6. Optional B power feed in each cabinet to provide dual feeds for redundant power supply equipment.

Power Systems:

1. AC and DC raceways with 2N distribution designed for 1.75 KVA cabinet average draw
2. AC power delivery via distributed redundant UPS systems, with the exception of parallel redundant UPS systems in Ashburn C and San Jose Phase 1.
3. Batteries with 7 minutes full load operation; two days generator fuel. Isolation K factor transformers used for 480 volt UPS to 208/120 volt. K factor of K13; 80 degrees Centigrade rise; copper winding. DC system fuse protection; -48 volt delivery

Customer Care Area:
1. Equipment staging area
2. Kitchen, relaxation area, shower facilities, and restrooms

Security Services:
1. On-site, 24-hour security personnel (24 hours per day, 365/6 days per year)
2. Visitor screening upon entry for verification of identity
3. Access history recording for audit purposes (optional)
4. Keyless security with biometric hand geometry readers manufactured by Recognition Systems with required additional pass code for access to:
   . Enter the security tunnel from the welcome area
   . Leave the security tunnel to enter the main center
   . Enter the colocation area
   . Enter a Customer cage
5. CCTV digital camera coverage of IBX Facility (data archival for 30 days), integrated with access control and alarm system
6. Silent alarm and automatic notification of appropriate law enforcement officials
7. Picture ID verification for entry
8. Fiber Vault, a secured concrete underground location where all carriers bring their fiber into the Equinix IBX Facility, is permanently locked and proactively monitored and alarmed

Physical Facility:

1. Bullet resistant interior/exterior walls around the customer care areas.

                              Equinix Confidential

2. Floor: No post tension or pre-stressed slabs, with minimum live load criteria of 125 psf in co-location areas only, except in Newark and Los Angeles where live load criteria are 100 psf in co-location areas only
3. Equinix will permit Customer to audit the test results of all Equinix infrastructure backup systems (generators, battery UPS, power grids, telecommunication conduits, etc.) and, if necessary, allow Customer to observe such testing process. Any such audit shall be arranged with Equinix in advance. If any such test results reveal any deficiency, Equinix shall promptly commence repairs and corrections.

                              Equinix Confidential

Environmental Controls:

..  Server Area Temperature :  66 - 74 degrees F
..  Server Area Humidity :     25%-65% Relative Humidity, maintained at
   levels sufficient to prevent static electrical discharges
..  Office Area Temperature:                  72-76 degrees F
..  Office Area Humidity:                     25% - 65% Relative Humidity
..  Battery Rooms (no humidification):        Target -- 77 degrees F
..  Electrical/UPS Rooms (no humidification): Target -- 68 - 85 degrees F
..  Mechanical Rooms:                         60 degrees F minimum
                                             Ambient Temp. +10 degrees F maximum
..  Generator Areas:                          50 degrees F minimum
                                             Ambient Temp. +25 degrees F maximum

Disaster Readiness:

1. Fire Protection:
   . Multi-zoned, dry pipe, water-based fire suppression system.
   . HSSD sensory mechanisms (sniffers) to sample air and provide alarms prior to pressurization in all IBX's except San Jose.
   . Dual Interlock Activation, with release due to heat.  Ashburn C is a Single
     Interlock Activation, with release due to heat.
2. Flood Protection:
   . Built above sea level and not in a flood plain.
   . Tightly sealed conduits, moisture barriers on exterior walls.
   . Dedicated pump rooms located separately from electrical distribution infrastructure and colocation areas.
   . Drainage/evacuation systems.
   . Leak detection sensors.

Physical Attack:
   . Equipment checked on arrival. Equipment delivery procedures to prevent physical attacks, i.e., requiring Customer authorized personnel to schedule delivery of equipment, not accepting unscheduled deliveries, and visually checking exterior of packages for alteration and damage. Equipment brought in by authorized Customer personnel through the main entrance is subject to visual inspection by security personnel
   . Shipping and receiving walled off from colocation areas
   . Anonymous exterior

Cross Connections (Optional):

1. Equinix will install any cross-connect requested by Customer subject to the terms and conditions of this Agreement
2. Equinix will test cross-connects installed by Equinix prior to delivery to Customer.

                              Equinix Confidential

3. In the event that cross-connect is between Customer and another Equinix customer Equinix's installation of such cross-connect shall be subject to the other Equinix Customer's approval prior to installation.
4.  Four types will be available:
    .  Coax
    .  CAT5/CAT5e
    .  Single-Mode Fiber
    .  Multi-Mode Fiber

Maintenance "SmartHands" (Optional):

1.  Power cycling a router, server, switch
2.  Installing, moving or securing a cable
3.  Toggling a switch; pushing buttons
4.  Adding, removing, or verifying a demarcation label
5. Putting up or taking down a loop on a carrier circuit to assist in remote testing
6.  Relaying status of equipment LEDs
7.  Typing commands on a console
8.  Signal testing (Bit Error Rate Testing) a circuit with diagnostic equipment
9. Inventorying Customer equipment; taking digital pictures of Customer equipment
10. Labeling Customer equipment and cable connections
11. Replacing or verifying cable integrity of an installed Equinix cross-connect or patch cable
12. Moving customer equipment from shipping area to customer cage
13. Removal of refuse
14. Changing Storage media such as tapes and disks
15. Mounting and removing equipment

Cabling Installation within Customer's Space (Optional):
Assembling, installing, and maintaining cabling

Roof Platform (Optional):
Equinix leases the roof platform by the square foot associated to the shadow of any device placed upon it. Specific weight allowance, dish size, and available space may vary from IBX facility to IBX facility.

1. Power can be delivered to accommodate any reasonably configured rooftop device.
2. Conduit will be provided to allow connections between platform and the Space.
3. Platform will accommodate for mounting of masts for purposes of line of site devices.
4. Devices located on the roof platform will be subject to local codes, permit restrictions, weight and wind-loading constraints, and ordinances.

Note: Items above marked as Optional, are not Core Services and may be subject to additional charge (reference Attachment 1), in such event Equinix will provide IBM with a quote prior to performance of the services, unless IBM orders those services via an Online/Phone Order and the pricing for such services have been predetermined by the parties in writing (including Attachment 1).

                              Equinix Confidential

                                  ATTACHMENT 4

                                       [*]

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                  Attachment 5

                             IBX Building Guidelines

                  1.  General

         A. Buildings are designed and constructed in accordance with the most current adopted edition of all applicable city, county, state and national codes and standards at the time of construction.

         B. Buildings conform to the provisions of the International Building Code for "Essential" buildings (except for Phase I of San Jose, which is designed to an importance factor of 1.0 for earthquakes). All buildings are designed and constructed to meet IBC minimum "Operational" definition for a peril with a 475-year return period (10% probability in 50 years).

2.       Earthquake:

         A. Buildings conform to the seismic design requirements of International Building Code (IBC) Chapter 16 and National Earthquake Hazard Reduction Program Seismic Regulations for Buildings corresponding to the IBC seismic zone in which the building is located.

         B. Structural systems for new buildings are designed and constructed using an importance factor for lateral seismic design forces of 1.25 where there is no seismic loading exemption by the locally adopted Building Code. Existing buildings which are seismically upgraded will also be upgraded to meet current code requirements for such upgrades, also utilizing the same importance factor of 1.25. (except for Phase I of San Jose, which is designed to an importance factor of 1.0 for earthquakes). (Current code requirements for upgrades may not mean full compliance with current code requirements for new construction.) Equipment and nonstructural components are anchored and braced at least in accordance with the requirements of the 1997 Uniform Building Code, using an importance factor of 1.5. (except for Phase I of San Jose, which is designed to an importance factor of 1.0 for earthquakes).

3.       Flood:

         A. Buildings are situated out of the 100-year flood way or provide flood proofing by elevating the first occupied floor 2 feet above the 100-year flood plain elevation. The determination of flood plain is based on the National Flood Insurance Program Flood Insurance Rate Map to determine the 0.2% annual chance flood elevation.

         B. Buildings are designed and constructed to resist a maximum of 6 inches per hour of rainfall per 5 minute period and a maximum of 19 inches of rainfall per 24 hour period as reported by the National Weather Service office serving the region.

4.       Hurricane:

                         IBM/EQUINIX, INC. CONFIDENTIAL

         A. Buildings are designed and constructed to resist wind pressures acting on the vertical and horizontal faces of the building, structure and portions thereof. Wind pressures are determined in accordance with the provisions of the International Building Code and American Society of Civil Engineers ASCE-7 Minimum Design Loads for Buildings and Other Structures.

5.       Lightning Protection:

         All buildings except the one in which the Los Angeles IBX Center is located are designed and constructed to qualify for permanent attachment of the Underwriters Laboratories Inc Lightning Protection Master Label. All buildings are designed and constructed to meet the requirements of the National Electrical Code (NFPA 70), NFPA 780, UL96 and UL96A. All power circuits supplied by Equinix have TVSS devices as specified in IEEE Std C62.41.

NOTE: THE ABOVE APPLIES ONLY TO DESIGN AND CONSTRUCTION WORK DONE BY OR FOR EQUINIX.

                         IBM/EQUINIX, INC. CONFIDENTIAL

                                  ATTACHMENT 6

                                  IBXFLEX RULES

These IBXflex Rules (the "Rules"), dated April 15, 2002, are hereby agreed to by Equinix, Inc. ("Equinix") and International Business Machines ("Customer").

In addition to the rules, regulations and policies set forth in the Master Service Agreement between Equinix and Customer (including without limitation the Policies, as amended from time to time) (the "Agreement), Equinix and Customer shall comply with the following rules, regulations, policies and guidelines:

1. Hallways, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Customer or used by Customer for any purpose other than for ingress to and egress from their respective premises. The hallways, passages, exits, entrances, elevators and stairways are not for the use of the general public and Equinix shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the good faith judgment of Equinix, shall be prejudicial to the safety, character, reputation and interests of the Building and Equinix's customers.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the IBXflex Unit(s) or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Customer either on its IBXflex Unit(s) or any part of the Building without the prior written consent of Equinix in Equinix's sole and absolute discretion.

3. Notwithstanding any provision herein to the contrary, any damage to the Buildings, the IBXflex Areas (including the IBXflex Units) caused by or repairs necessitated by the negligence or act of Customer or Customer's Authorized Persons (other than ordinary wear and tear) shall be repaired by Equinix at Customer's expense.

4. Customer shall not use or keep in or on the IBXflex Unit(s), the IBXflex Areas, or the Buildings any kerosene, gasoline, or inflammable or combustible fluid or material.

5. Customer shall not use, keep or permit to be used or kept in its IBXflex Unit(s) any foul or noxious gas or substance. Customer shall not allow the IBXflex Unit(s) to be occupied or used in a manner offensive or objectionable to Equinix or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other IBXflex Customers or occupants or those having business therein, nor shall any animals or birds be brought or kept in or about the IBXflex Unit(s), the IBXflex Areas, or the Buildings.

6. Equinix will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed.

7. Customer shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, unless otherwise agreed to by the parties in writing. Customer shall not interfere with wireless transmission or reception from or in the IBXflex Areas, the Buildings, or elsewhere.

8. Customer shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the IBXflex Unit(s) or any part thereof. Customer shall not lay linoleum, tile, carpet or any other floor covering. Customer shall pay all costs and expenses incurred by Equinix to repair any damage resulting from a violation of this rule or the removal of any floor covering.

9. Customer shall not place a load upon any floor of its IBXflex Unit(s) which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

10. Business machines and mechanical equipment belonging to Customer which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to

                         IBM/EQUINIX, INC. CONFIDENTIAL

     Equinix or to any customers in the Building shall be placed and maintained by Customer, at Customer's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Customer shall store all its trash and garbage within the interior of the IBXflex Unit(s) or as otherwise directed by Equinix from time to time. Customer shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Buildings are located, without violation of any law or ordinance governing such disposal.

12. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited and Customer shall cooperate to prevent the same. Customer shall not make room-to-room solicitation of business from other customers in the Building without the written consent of Equinix.

13. Equinix reserves the right to exclude or expel from the Building any person who, in Equinix's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these rules.

14. Without the prior written consent of Equinix, Customer shall not use the name of the Building or any photograph or other likeness of the Building in connection with, or in promoting or advertising, Customer's business except that Customer may include the Building's name in Customer's address in connection with routine mail deliveries and shipments.

15. Customer shall comply with all safety, fire protection and evacuation procedures and regulations established by Equinix or any governmental agency.

16. No Customer is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the Shared Areas. All products, goods and materials must be manipulated, handled, kept, and stored within Customer's IBXflex Unit(s) and not in any exterior areas.

17. Customer shall be responsible for the observance of all of the foregoing rules by Customer's Authorized Persons.

18. These Rules are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of the Agreement (including any Amendment thereto), any Addendum to the Agreement, the Policies, or any Sales Order.

19. Equinix may waive any one or more of these Rules for the benefit of any particular customer, but no such waiver by Equinix shall be construed as a waiver of such Rules in favor of any other customer, nor prevent Equinix from thereafter enforcing any such Rules against any or all customers.

20. OPSflex Units shall be available for occupancy by no more than six users at any one time, unless otherwise agreed to by the parties in writing.

21. Minors shall not be permitted in IBXflex Areas except if accompanied by an authorized representative of Customer.

22. No painting or other alterations, improvements, installations or other changes shall be permitted in the IBXflex Units.

23.  No UPS systems shall be connected to UPS protected outlets.

24. No household appliances (including toasters, radios, CD players, televisions or coffee makers) shall be permitted in IBXflex Units.

25. IBXflex Customers may use only free standing furniture unless otherwise agreed to in writing with Equinix. Equinix shall have no obligation to provide furniture unless separately agreed in a Sales Order, in which case Customer shall pay all charges associated therewith.

26. IBXflex Customers shall not use local area network (LAN) devices without the prior written consent of Equinix.

27. IBXflex Customers shall not alter, tamper with, or otherwise handle the shared cable trays provided in the IBXflex Areas.

28. No parties or social events shall be conducted in the Shared Areas except with Equinix's prior permission.

29. Equinix will maintain a "lost and found" area and will keep any items deposited in the lost and found area for up to ten days, after which time Equinix will be free to sell, give away or discard such items at it deems appropriate.

                              Equinix Confidential

     30. Customer shall comply with Equinix's policies regarding the reservation and use of conference rooms. Conference rooms shall be made available on a "space available" basis. In the event Equinix determines that Customer's use of any conference rooms is in excess of normal requirements, Equinix may restrict Customer's right of access to the conference rooms.

     31. Customer shall not tamper with or alter any lock or access device or install a new or additional lock or other access device on any door of its IBXflex Unit(s). Any additional security devices desired by Customer must be requested in accordance with Equinix's "Smart Hands" service.

     32. Customer shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Equinix for all acts of such persons. Equinix and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Equinix's opinion, Equinix reserves the right (but shall not be obligated) to prevent access to the Building during the continuance of that event by any means it considers appropriate for the safety of customers and protection of the Building.

     33. Customer and all Authorized Persons of Customer shall comply with Equinix's security requirements, including sign in and identification procedures. Customer immediately shall notify Equinix of any change (including dismissals) of any Authorized Persons and of any lost, stolen or misplaced badges or security codes. No visitors shall be granted access unless escorted by an Authorized Person of Customer. Customer shall notify Equinix of any security violations of which Customer becomes aware.

     34. Any alterations, additions, deletions, modifications or utility installations in, of or to the improvements contained within the IBXflex Unit(s) initiated by Customer or third parties acting on behalf of Customer (collectively, "Alterations") shall be installed at Customer's expense and only in accordance with detailed plans and specifications, construction methods, and all appropriate permits and licenses, all of which have been previously submitted to and approved in writing by Equinix, and by a professionally qualified and licensed contractor and subcontractors approved by Equinix. No Alterations in or to the IBXflex Unit(s) may be made without Equinix's prior written consent, which shall not be unreasonably withheld. Equinix will not be deemed to unreasonably withhold its consent to any Alteration that violates any applicable law, may affect or be incompatible with the Building's structure or its HVAC, plumbing, life-safety, electrical, mechanical or other basic systems, or the appearance of the Building. All Alterations made in or upon the IBXflex Unit(s) shall, (i) at Equinix's option, either be removed by Customer prior to the end of the Term (and Customer shall restore the portion of the IBXflex Unit(s) affected to its condition existing immediately prior to such Alteration), or shall remain on the IBXflex Unit(s) at the end of the Term, (ii) be constructed, maintained, insured and used by Customer, at its risk and expense, in a, good and workmanlike manner, and in accordance with all laws.

     35. Customer shall not do or permit anything to be done in, about or with respect to the licensed IBXflex Unit(s) which would (a) injure the IBXflex Unit(s) or (b) vibrate, shake, overload, or impair the efficient operation of the IBXflex Unit(s) or the building systems located therein. The IBXflex license is a personal right conferred only upon Customer and may not be assigned or transferred, in whole or in part, except with Equinix's prior written consent, which may be granted or withheld in its sole and absolute discretion.

     Equinix reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Customer agrees to abide by all such Rules herein stated and any additional rules and regulations which are adopted and provided to Customer in writing.

     All capitalized terms used in but not defined herein shall have the same meaning as in the Agreement, unless such terms are expressly modified herein. For the purposes of these Rules, the following terms have the meanings set forth below:

     "Authorized Person" notwithstanding anything in the contrary in the Agreement and for purposes of these Rules, means a third party authorized by Customer to enter the IBXflex Area(s) and or IBXflex Unit(s)

     "Building" or "Buildings" means the building or buildings in which IBXflex Areas are located.

     "IBXflex Areas" means the areas (as determined by Equinix in its sole discretion) in which Equinix makes IBXflex Units available for its customers who have obtained a license to use IBX Space in particular IBX Centers. IBXflex Areas may be located in an IBX Center or in areas in reasonable proximity to an IBX Center.

     "IBXflex Customers" means customers of Equinix (including Customer) to whom Equinix has granted a license to use IBXflex Units.

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         "IBXflex Unit" or "IBXflex Units" means, individually or collectively as the case may be, one or more OPSflex Units, STORflex Units, or TECHflex Units, in each case as designated in one or more Sales Orders signed and delivered by Equinix and Customer.

         "OPSflex Unit" means an IBXflex Unit designed for use by Customer as a network operating center and for general office uses to support Customer's use of IBX Space.

         "Shared Areas" means conference rooms, kitchenettes, restrooms, lounges, break rooms, corridors, stairways, elevators, and any other areas within any IBXflex Area that are provided by Equinix for the general convenience of IBXflex Customers, as designated by Equinix from time to time.

         "STORflex Unit" means, unless otherwise agreed to by the parties in writing, an IBXflex Unit consisting of approximately 125 gross square feet of space (a "STORflex 125 Unit"), approximately 75 gross square feet of space (a "STORflex 75 Unit"), or approximately 50 gross square feet of space (a "STORflex 50 Unit"), in each case to be used solely for staging and storage (but not occupancy) of Equipment used by Customer in its IBX Space.

         "TECHflex Unit" means an IBXflex Unit designed for use by Customer for temporary office uses to support Customer's use of its colocation space, which is available on a daily or weekly basis as specified in a Sales Order. abandoned.

These Rules are incorporated by reference into the Agreement and shall apply to Customer's use of IBXflex Unit(s) ordered by Customer in the past and in the future. In the event of a conflict between this these Rules and the Agreement, the terms of these Rules shall govern with respect to Customer's use of the IBXflex Units.

Customer to complete:                       Equinix to Complete:

The individual executing this Agreement on  The individual executing this
on behalf of Customer has been duly         Agreement of on behalf Equinix has
authorized to execute this Agreement on     been duly authorized to execute this
behalf of Customer.                         Agreement on behalf of Equinix.

Customer Name: ___________________________

Submitted By:_____________________________  Submitted By:_______________________
              (Authorized Signature)                     (Authorized Signature)

Printed Name:_____________________________  Printed Name:_______________________

Date Signed:______________________________  Date Signed:________________________

Title:____________________________________  Title: _____________________________

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